UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2018

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2018, at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Bellerophon Therapeutics, Inc. (the "Company"), the stockholders approved the three proposals listed below. Of the 57,369,165 shares of common stock issued, outstanding and eligible to vote as of the record date of March 26, 2018, a quorum of 50,244,095 shares, or approximately 87.58% of the eligible shares, was present in person or represented by proxy. The final results for the votes regarding each proposal are set forth in the following tables.

(a) Election of Directors. The Company's stockholders elected the following nominees to serve on the Company's board of directors for a three-year term until the Company's 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Fabian Tenenbaum	42,209,803	1,195,515	6,838,777
Andre Moura	42,205,848	1,199,470	6,838,777
Matthew M. Bennett	43,340,540	64,778	6,838,777
Jonathan Peacock	42,181,936	1,223,382	6,838,777

(b) Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2018: The Company's stockholders approved the proposal based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,189,035	26,038	29,022	—

(c) Approval of a proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 200,000,000 shares: The Company's stockholders approved the proposal based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,530,492	1,541,598	172,005	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: May 24, 2018	By:	/s/ Assaf Korner
Assaf Korner Chief Financial Officer